                             METROMAIL CORPORATION
                      1996 BROAD-BASED EMPLOYEE STOCK PLAN

                           (as adopted June 7, 1996)


1. Plan. The purpose of this Metromail Corporation 1996 Broad-Based Employee Stock Plan (the "Plan") is to provide incentives to employees through rewards based upon the ownership and performance of the common stock of Metromail Corporation (the "Company"). The Committee hereinafter designated shall grant options to purchase shares of common stock, par value $.01 per share, of the Company (the "Common Stock") to eligible employees on the terms and subject to the conditions stated in the Plan.

2. Eligibility. All employees of the Company and all of its direct or indirect wholly-owned subsidiaries (the "Employers") shall be granted options under the Plan in accordance with Section 8; provided, however, officers of United States Employers and managing directors of United Kingdom Employers shall not be eligible to be granted options under the Plan; provided, further, that an otherwise eligible employee whose terms and conditions of employment are covered by a collective bargaining agreement shall be eligible to receive options under the Plan only if expressly provided for in a collective bargaining agreement or supplemental letter of understanding signed by such employee's Employer and the recognized representative of the collective bargaining unit in which the employee is a member; provided further, that the preceding proviso shall not apply to employees who are not subject to the United States labor laws. An employee granted an option pursuant to the Plan shall be referred to herein from time to time as an "Optionee".

3. Limitation on Shares Available. Subject to adjustment as provided in Section 5, the maximum number of shares of Common Stock available for all grants made under the Plan shall be the number determined by multiplying fifty (50) times the number of employees who are granted options pursuant to Section 8. Shares of Common Stock subject to an option granted hereunder which for any reason are not issued or delivered, including by reason of the expiration, termination, cancellation or forfeiture of all or a portion such option, shall be available for future grants or awards under the Amended and Restated Metromail Corporation 1996 Stock Incentive Plan as provided therein..

     Shares of Common Stock to be delivered may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof. The Company reserves the right to purchase shares of Common Stock for the Plan in the open market.

4. Administration of the Plan. The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company (the "Board"). The Committee may establish rules and regulations for the administration of the Plan and shall interpret the Plan. All such rules, regulations and interpretations shall be conclusive and binding on all parties. The Committee may delegate its authority to interpret all or part of the Plan to designated officers of the Company.

5. Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a regular cash dividend, the number and class of securities available under the Plan, the number and class of securities subject to each outstanding stock option and the purchase price per security shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options without a change in the aggregate purchase price. If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded, or (ii) subject to an outstanding stock option under the Plan, the Company shall pay the holder thereof, in connection with the exercise of such stock option, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value on the date of such exercise over
(B) the exercise price, if any, of such stock option.

6. Effective Date and Term of Plan. The Plan shall be submitted to the sole stockholder of the Company for approval and, if approved, shall become effective as of the closing date of the Company's initial public offering of Common Stock (the "Closing Date"). The Plan shall terminate on the first day after the Closing Date on which no stock options granted under the Plan are outstanding.

7. Amendments. The Plan may be amended or terminated by the Board in any respect and at any time, provided that such action shall not adversely affect any rights or obligations with respect to any outstanding grants under the Plan.

8. Grants. (a) Options to purchase 50 shares of Common Stock shall be granted on the Closing Date to eligible employees employed on such date; provided, however, that employees who, as of the Closing Date, are members of a collective bargaining unit shall be deemed eligible employees for purposes of this paragraph 8(a) only if a collective bargaining agreement or supplemental letter of understanding providing for the receipt of such options by such employees was fully executed by such employee's Employer and the recognized representative of the collective bargaining unit prior to May 1, 1996.

       (b) The option price per share of Common Stock purchasable upon the exercise of any option granted pursuant to the Plan shall equal the initial public offering price per share of Common Stock.

       (d) All options granted hereunder shall be evidenced by a certificate substantially in the form of Exhibit A hereto. Each certificate shall be dated and signed, including by facsimile signature, by an officer of the Company as of the date of the grant.

9. Terms of Options. (a) All options granted under the Plan shall become exercisable in full on the date of the third anniversary of the Closing Date. Each option shall expire on the date of the tenth anniversary of the Closing Date. No option shall be exercisable after the date of the tenth anniversary of the Closing Date. Notwithstanding the foregoing, if an Optionee is no longer employed by at least one Employer for any reason (including due to death or long-term disability but excluding due to termination of employment upon retirement at normal retirement age or early retirement at or after age 55 with the consent of the Company), any option held by such Optionee which is not exercisable on the date of termination of employment shall terminate automatically on such date. After an option held by an Optionee has become exercisable, if such Optionee is no longer employed by at least one Employer for any reason (including due to death or long-term disability but excluding due to termination of employment upon retirement at normal retirement age or early retirement at or after age 55 with the consent of the Company or for any of the reasons specified in Section 9(c)), then such Optionee (or in the case of death, such Optionee's executor, administrator, personal representative, beneficiary or similar person) may exercise such option until the ninetieth (90th) day after the date of such termination of employment and/or the date of death, as the case may be, but not after the expiration of the term of the option. Any option held by an Optionee who retires at normal retirement age or who takes early retirement at or after age 55 with the consent of the Company, regardless of whether such option is exercisable on the date of retirement, shall not terminate as a result of such retirement but shall continue to remain outstanding and subject to the terms and conditions of the Plan, including Section 9(b); provided, however, that in the event that such Optionee dies, any option held by such Optionee which is not exercisable on the date of death of such Optionee shall terminate automatically upon the death of such Optionee.

     (b) No option hereunder shall be transferable other than by will, the laws of descent and distribution or pursuant to the beneficiary designation procedures approved by the Committee. Each option shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian, legal representative or similar person, provided that evidence of such person's identity and rights with respect to such exercise are acceptable to the Committee. Except as permitted by the first sentence of this Section 9(b), no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any such attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder shall be null and void and no person shall be entitled to any rights hereunder by virtue of any attempted execution, attachment or similar process.

     In the event of the death of an Optionee, any unexercised portion of an option that, but for the death of the Optionee, would have been exercisable on the date of such Optionee's death by such Optionee may be exercised by the executor, administrator, personal representative, beneficiary or similar person of such deceased Optionee until the ninetieth (90th) day after the date of death, but not after the expiration of the term of the option, provided that evidence of such person's identity and rights with respect to such exercise are acceptable to the Committee.

     (c) Notwithstanding anything contained herein to the contrary, in the event the Committee shall determine that an Optionee's employment with an Employer was terminated by reason of (i) an unauthorized disclosure of confidential information or trade secrets of any Employer, (ii) unlawful trading in the securities of the Company or any customers of any Employer, or (iii) fraud, theft or embezzlement with respect to any Employer or any breach of the Optionee's duties to the Optionee's Employer or any other Employer, then such Optionee shall forfeit all rights to any option held by the Optionee under the Plan, and any such option shall automatically terminate.

     (d) Options must be exercised in full. No partial exercise is permitted. No shares of Common Stock may be purchased under any option granted under the Plan unless prior to or simultaneously with the purchase, the Optionee shall have delivered by such means as have been identified by the Committee notice to the Company, accompanied by payment therefor in full of the option price, any brokerage fees associated with the exercise of the options (the "Brokerage Fees"), and any local, state, federal or other taxes required to be withheld and paid over to governmental taxing authorities by the Company due to such exercise ("Taxes") (or arrangement made for such payment to the satisfaction of the Company). Upon exercise, the option price, the Brokerage Fees and the Taxes may be paid according to procedures established by the Committee as follows: (i) in cash or (ii) by electing to sell, through an agent or broker designated by the Company, whole shares of Common Stock issuable upon exercise of the option having a fair market value determined on the date of exercise as close as is practicable to the sum of (A) the option price for shares of Common Stock subject to such exercise, (B) the Brokerage Fees associated with such exercise and (C) the Taxes associated with such exercise, provided that the number of whole shares sold shall be sufficient to pay in full the option price, the Brokerage Fees and the Taxes. No option may be exercised by an Optionee through any agent or broker other than an agent or broker designated by the Company. Notwithstanding the foregoing, in the event that an Optionee has notified the Company through a Company-maintained electronic system that such Optionee is exercising an option and is paying cash for the option price and the Taxes and such cash is not received within 30 calendar days following such notice, then the Company may automatically order the sale, through the designated agent or broker, of whole shares of Common Stock to pay in full the option price, the Brokerage Fees and the Taxes and deliver any whole shares of Common Stock not so applied to the Optionee, plus any cash owed in lieu of fractional shares. The Committee shall have sole discretion to disapprove of an election pursuant to clause (ii). No shares of Common Stock shall be delivered to the Optionee until the full option price, the Brokerage Fees and the Taxes have been paid. Optionees shall be required to receive all shares acquired under an option in the form of stock certificates; cash shall not be paid to an Optionee in lieu of the delivery of stock certificates upon the exercise of any option, except to the extent necessary to compensate for fractional shares.

     (e) Optionees shall be entitled to the privilege of ownership with respect to shares of Common Stock subject to options granted hereunder only as to shares of Common Stock purchased and delivered to an Optionee upon exercise of an option.

10. Miscellaneous.

     (a) Effect of Leaves of Absence. Leaves of absence for periods and purposes conforming to the personnel policies of the Company and approved by the Employer shall not be deemed terminations of employment or interruptions of continuous service.

     (b) Restrictions on Shares. Notwithstanding any provision of the Plan to the contrary, unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), is in effect as to the shares purchasable under any option granted under the Plan, no shares of Common Stock may be purchased under such option. In addition, notwithstanding any provision of this Plan to the contrary, any option granted under the Plan is subject to the condition that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, the consent or approval of any regulatory body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of the shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.

     (c) No Right to Employment. Neither the Plan nor the grant of options hereunder shall be construed as giving any employee any right to be retained in the employ of any Employer.

     (d) Governing Law. The Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

     (e) Nature of Option. The options granted under the Plan shall not be treated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

11. Acceleration of Options Upon a Change in Control. If while any option remains unexercised and outstanding under the Plan:

          (a) any "person," as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof (but not including (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a "Person") is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (b) during any period of twenty-four (24) consecutive months (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause
     (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets,

(any of such events being hereinafter referred to as a "Change in Control"), then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, or the date of any such stockholder approval of a merger, consolidation, plan of complete liquidation or an agreement for the sale of the Company's assets as described above occurs (the applicable date being hereinafter referred to as the "Acceleration Date"), all such outstanding and unexercised options, whether or not then exercisable, shall be fully and immediately exercisable.

12. Foreign Employees. Without amending this Plan, the Committee may grant options to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the

Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

                                                                       Exhibit A


                             Metromail Corporation
                     1996 Broad-Based Employee Stock Plan

                            This is to certify that

                                (OPTIONEE NAME)

          was granted on (CLOSING DATE OF IPO), an option to purchase

                                   Fifty (50)

                                     SHARES
                of Metromail Corporation common stock at a fixed option price of (IPO PRICE) per share. This option is subject to the terms and conditions of the Metromail Corporation 1996 Broad-Based
                                  Stock Plan.



                                                    This certificate has been
[logo]  Metromail Corporation                       executed as of (DATE),
         & Sons Company                             on behalf of Metromail
                                                    Corporation  by

                                                    (FACSIMILE SIGNATURE)

                                                    Barton L. Faber
                                                    Chairman

                 RULES OF UK SUB-PLAN OF METROMAIL CORPORATION
                 ---------------------------------------------
                      1996 BROAD BASED EMPLOYEE STOCK PLAN
                      ------------------------------------


1.  Adoption of the UK Sub-Plan
    ---------------------------

Metromail Corporation ("the Company") has established this UK Sub-Plan ("the UK Sub-Plan") of the Metromail Corporation Broad-Based Employee Stock Plan ("the US Plan") for the purpose of granting rights to acquire shares of common stock of the Company ("Options") to employees of it and its subsidiaries in the United Kingdom. The UK Sub-Plan is intended to qualify as an approved share option plan under Schedule 9 to the Income and Corporation Taxes Act 1988.

2.  The US Plan
    -----------

The US Plan attached as an Appendix to these Rules shall apply to the UK Sub-Plan subject to the additional restrictions and amendments specified below. References to Schedule 9 are to Schedule 9 to the Income and Corporation Taxes Act 1988.

3.  Shares
    ------

The shares of common stock of Metromail Corporation ("the Company") in respect of which Options may be granted under the UK Sub-Plan must satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9 both at the time of grant and at the time of exercise.

4.  Market Value
    ------------

For all purposes of the UK Sub-Plan, the Market Value of shares of common stock of the Company shall be on any day the market value of a share determined in accordance with the provisions of Part VIII of the Taxation of Charitable Gains Act 1992 and agreed for purposes of the UK Sub-Plan with the Inland Revenue Shares Valuation Division on or before that day.

5.  Eligibility
    -----------

5.1. The description of eligible persons in Section 2 of the US Plan shall not include, for purposes of the UK Sub-Plan, any person who is precluded by paragraph 8 of Schedule 9 from participating in a UK Revenue approved share scheme. In addition an eligible person who is a director must be required to devote to his duties at least 25 hours per week excluding meal breaks.

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

5.2. The subsidiaries of the Company referred to in Section 2 of the US Plan shall include, for purposes of the UK Sub-Plan, only those companies of which the Company has control within the meaning of Section 840 of the Income and Corporation Taxes Act 1988 and which are affiliates controlled by the Company directly or indirectly through one or more intermediaries for the purposes of Rule 12b-2 of the US Exchange Act.

5.3. The grant of Options under the UK Sub-Plan shall be subject to the restriction that no Option shall be granted to an individual under the UK Sub-Plan or any other UK Revenue approved share option plan operated by the Company (not being a UK Revenue approved savings related share option plan) if immediately following such grant the individual would hold Options with an aggregate Market Value in excess of (Pounds)30,000, determined on the basis of the Market Value of shares of common stock of the Company at the date(s) of grant of the relevant Options.

6.  Adjustments Upon Changes in Capitalisation
    ------------------------------------------

6.1. The provisions of Section 5 of the US Plan concerning the adjustment of Options shall be subject to the requirement that all such adjustments must be certified in writing by the Company's auditors for the time being as being fair and reasonable and that no adjustment in respect of subsisting Options or of Options to be granted in future under the UK Sub-Plan shall take effect without the prior approval of the Board of Inland Revenue.

6.2. No adjustment may be made under the UK Sub-Plan pursuant to Section 5 of the US Plan in relation to a spin-off, stock dividend, merger, combination, exchange of shares, liquidation or other similar changes in capitalisation and class of securities.

6.3. The provision in part (ii) of the last sentence of Section 5 of the US Plan for the Company to make cash payments to Option holders in respect of fractional securities shall not apply under the UK Sub-Plan.

7.  Grant of Options
    ----------------

7.1. Options shall be granted under the UK Sub-Plan only on the day before the closing date of the Company's initial public offering of common stock instead of on the closing date as stated in Section 8(a) of the US Plan. Options may not be granted under the UK Sub-Plan on any other date.

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

7.2. For purposes of Section 8(b) of the US Plan, the option price per share shall not be less than the Market Value (as defined in Rule 4 above) at the date of grant of a share.

8.  Exercise of Options
    -------------------

8.1. The provisions of Section 9(a) and (b) of the US Plan relating to the exercise of Options shall be subject to the additional restriction that no Option may be exercised by an Option holder at any time when he is precluded by paragraph 8 of Schedule 9 from participating in the UK Sub-Plan.

8.2. An option granted under the UK Sub-Plan may not be exercised during the Option holder's lifetime by the Option holder's guardian, legal representative or similar person as stated in the second sentence of
      Section 9(b) of the US Plan.

8.3. The provisions in Section 9(d) of the US Plan for an Option holder to pay the option price by selling shares of common stock through an agent or broker will not apply for purposes of the UK Sub-Plan; nor will any other references in Section 9(a) of the US Plan to the exercise of Options or the sale of shares through a broker or agent apply for purposes of the UK Sub-Plan.

8.4. No cash payments may be made to Option holders in respect of fractions of shares (or otherwise) pursuant to the last sentence of Section 9(d) of the US Plan.

8.5.  Shares must be allotted within 30 days after the date of exercise.

8.6. Shares acquired on the exercise of Options shall, except for any rights determined by reference to a date preceding the date of allotment, rank pari passu with other shares of the same class in issue at the date of allotment.

9.  Amendment of the Plan
    ---------------------

Any amendment of the US Plan or the UK Sub-Plan which is made under the provisions of Section 7 or Section 12 of the US Plan and which affects the UK Sub-Plan shall only take effect in respect of the UK Sub-Plan with the prior approval of the Board of Inland Revenue.

10.  Release of Options on Change of Control
     ---------------------------------------

10.1. In the event of any company ("the Acquiring Company") obtaining control of the Company as a result of making a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or to acquire all the shares in the Company which are of the same class as the shares subject to a subsisting Option granted under the UK Sub-Plan ("the Old Option"), the Option holder (or the Company on behalf of the Option holder) may seek the agreement of the Acquiring Company and, if such agreement is obtained, the Option holder may release the Old Option in consideration of the grant of a new option ("the New Option") which satisfies the following conditions:

10.1.1. it is over shares in the Acquiring Company or in a company which has control of the Acquiring Company which satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9 to the Income and Corporation Taxes Act 1988;

10.1.2. is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the shares subject to the Old Option on its disposal;

10.1.3. has an option price per share such that the aggregate price payable on complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option; and

10.1.4.  is otherwise identical in terms to the Old Option.

10.2. The New Option shall, for all other purposes of the UK Sub-Plan, be treated as having been acquired at the same time as the Old Option which is released in consideration for the grant of the New Option.

10.3. Where any New Option is granted pursuant to this Rule 10, the provisions of the UK Sub-Plan shall, in relation to the New Option, be construed as if references to the Company and the shares were references to the Acquiring Company or, as the case may be, to the other company to whose shares the New Option relates and to the shares in that other company.

10.4. The release of the Old Option and the grant of a New Option under this Rule 10 will take place within the period of six months beginning with the time when the person making the offer has obtained control of the Company and any conditions subject to which the offer is made are satisfied.

                                                                          Page 5